EXHIBIT 2
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[LOGO - PRICEWATERHOUSECOOPERS]
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                                              |  PRICEWATERHOUSECOOPERS LLP
                                              |  CHARTERED ACCOUNTANTS
                                              |  111 5th Avenue SW, Suite 3100
                                              |  Calgary, Alberta
                                              |  Canada T2P 5L3
A U D I T O R S'   R E P O R T                |  Telephone +1 (403) 509 7500
                                              |  Facsimile +1 (403) 781 1825

TO THE SHAREHOLDERS OF WESTERN OIL SANDS INC.

We have audited the consolidated balance sheets of Western Oil Sands Inc. as at December 31, 2005 and 2004 and the consolidated statements of operations and accumulated earnings and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Western Oil Sands Inc. as at December 31, 2005 and 2004 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.


/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Calgary, Alberta
February 16, 2006






PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.